UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2017

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17305 Daimler St., Irvine CA 92614

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Cryoport, Inc. (the “Company”) commenced its 2017 Annual Meeting of Stockholders (“Annual Meeting”) on September 12, 2017. The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting, each of which is described in detail in the Proxy, are set forth below.

Proposal No. 1: Election of the Board of Directors to serve until the Company’s 2018 Annual Meeting of Stockholders. The individuals listed below were elected to serve as directors of the Company until the next annual meeting of the stockholders and until their successors are duly elected and qualified:

Directors	Votes For	Votes Withheld	Broker Non-Votes
Richard Berman	8,430,748	1,220,370	5,927,061
Robert Hariri, M.D., PhD.	8,215,284	1,435,834	5,927,061
Ramkumar Mandalam, PhD.	9,318,405	332,713	5,927,061
Jerrell W. Shelton	9,629,368	21,750	5,927,061
Edward J. Zecchini	9,316,685	334,433	5,927,061

	Votes For	Votes Against	Abstain	Broker Non-Votes
Proposal No. 2: Ratify the Audit Committee’s selection of KMJ Corbin & Company LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. This proposal was approved.	15,553,303	12,488	12,388	–

Proposal No. 3: To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement for the 2017 Annual Meeting of Stockholders. This proposal was approved.	8,798,240	708,587	144,291	5,927,061

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: September 13, 2017	By:	/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer